Exhibit 99.1

Hudson Global Acquires Coit Group

Significantly Expands Hudson RPO’s Tech Sector and West Coast Presence

Establishes Office in San Francisco

OLD GREENWICH, CT, October 1, 2020 — Hudson Global, Inc. (the “Company” or “Hudson RPO”) (Nasdaq: HSON), a leading global total talent solutions company, announced today the acquisition of Coit Group (“Coit”), a San Francisco-based RPO provider.

Founded 20 years ago by Joe Belluomini and Tim Farrelly, Coit is an RPO provider specializing in procuring top talent for high-growth companies, predominately in the San Francisco Bay Area. With this acquisition, Hudson RPO significantly expands its presence in the technology sector and establishes an office in San Francisco. In addition, Joe Belluomini and Tim Farrelly will become co-CEOs of Hudson RPO’s newly-formed Technology Group. The Technology Group will operate jointly with Hudson RPO’s existing teams in the Americas, Asia Pacific, and EMEA regions to grow Hudson RPO’s service offering to technology clients. The Technology Group will also provide continuous access to knowledge regarding new and emerging technologies in the RPO, MSP, and Total Talent Solutions space so Hudson RPO can better serve all of its clients around the world.

“Our RPO model was significantly influenced by Hudson RPO, which makes this combination a natural fit. We are very excited about Hudson RPO’s strong reputation and global reach, as well as what we can do together for our clients. We are very happy to become part of the Hudson RPO team,” said Mr. Belluomini, CEO of Coit.

“This transaction represents a significant achievement for the Coit team and is a testament to the team’s dedication and performance. We believe our long history of providing excellent service to companies in the Bay Area combined with Hudson RPO’s global market position creates an exciting growth opportunity to meet the global talent needs of our clients,” said Mr. Farrelly, President of Coit.

“We are thrilled to welcome the Coit team to Hudson RPO and believe this accretive combination will generate considerable value for our clients, team, and stockholders going forward,” said Jeff Eberwein, Chief Executive Officer of the Company. “The addition of Coit significantly expands Hudson RPO’s presence in the technology sector and on the West Coast. Hudson RPO now has an office in the San Francisco/Silicon Valley region staffed with a talented team which, combined with Hudson RPO’s global delivery capability, positions us well to serve the global growth ambitions of companies located in this thriving region.”

About Hudson RPO

Hudson Global, Inc. is a leading total talent solutions provider operating under the brand name Hudson RPO. We deliver innovative, customized recruitment outsourcing and total talent solutions to organizations worldwide. Through our consultative approach, we design tailored solutions to meet our clients’ strategic growth initiatives. As a trusted advisor, we meet our commitments, deliver quality and value, and strive to always exceed expectations.

For more information, please visit us at hudsonrpo.com or contact us at ir@hudsonrpo.com.

Investor Relations:

The Equity Group

Lena Cati

212 836-9611

lcati@equityny.com

About Coit Group

Coit Group works with top talent to build winning teams for high-growth companies. Our knowledgeable, friendly, and results-driven recruiters carefully screen candidates to ensure they are an exceptional match for the position, team personalities, and unique company culture long before they meet with the client. Please visit coitgroup.com for more information.

Forward-Looking Statements

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties, and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; the adverse impacts of the recent coronavirus, or COVID-19 outbreak; the Company’s ability to successfully achieve its strategic initiatives; risks related to the Company’s large cash balance relative to its market capitalization as a small public company; risks related to potential acquisitions or dispositions of businesses by the Company; the Company’s ability to retain and recruit qualified management and/or advisors; the Company’s ability to operate successfully as a company focused on its RPO business; risks related to fluctuations in the Company's operating results from quarter to quarter; the ability of clients to terminate their relationship with the Company at any time; competition in the Company's markets; the negative cash flows and operating losses that may recur in the future; risks relating to how future credit facilities may affect or restrict our operating flexibility; risks associated with the Company's investment strategy; risks related to international operations, including foreign currency fluctuations, political events, natural disasters or health crises, including the ongoing COVID-19 outbreak; the Company's dependence on key management personnel; the Company's ability to attract and retain highly skilled professionals; the Company's ability to collect accounts receivable; the Company’s ability to maintain costs at an acceptable level; the Company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the Company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the Company’s business reorganization initiatives, and limits on related insurance coverage; the Company’s ability to utilize net operating loss carry-forwards; volatility of the Company's stock price; the impact of government regulations; and restrictions imposed by blocking arrangements. Additional information concerning these, and other factors is contained in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.